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                                                                 Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 for First MetLife Investors Variable Annuity Account One, issued through First MetLife Investors Insurance Company (File No. 333-96777).

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
First MetLife Investors Insurance Company
Irvine, California
October 24, 2005